Exhibit 15.1

Our ref	SQG/675098-000007/86830817v1

Boqii Holding Limited

Room 1203, 12th Floor, Building T1, Smart Cloud,

No. 1, Lane 235, Yubei Road

Pudong New District, Shanghai 201204

People’s Republic of China

13 July 2026

Dear Sirs

Boqii Holding Limited

We have acted as Cayman Islands legal advisers to Boqii Holding Limited (the “Company”) in connection with the Company’s annual report on Form 20-F for the fiscal year ended 31 March 2026 (“Form 20-F”), being filed with the Securities and Exchange Commission (the “Commission”).

We hereby consent to the filing of this consent as an exhibit to the Form 20-F and to the reference to our name under the heading “Item 10. Additional Information—E. Taxation” included in the Form 20-F, and further consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-256675), Form S-8 (No. 333-265313) and Form F-3 (No. 333-267919).

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP